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                                                                    EXHIBIT 99.1
                                     BALLOT

                          CALAVO GROWERS OF CALIFORNIA

                     CONVERSION TO A FOR-PROFIT CORPORATION

     The undersigned is a shareholder of Calavo Growers of California ("CALAVO") and has received and reviewed the Information Statement/Prospectus that accompanies this Ballot, including, without limitation, the Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") between Calavo and Calavo Growers, Inc., a corporation organized under the California General Corporation Law ("NEW CALAVO"). Pursuant to the Merger Agreement, Calavo will merge into New Calavo, and shareholders of Calavo will become shareholders of New Calavo.

     The undersigned votes and consents as follows with respect to the Merger Agreement and the proposed conversion of Calavo from a California nonprofit cooperative association into a California for-profit corporation organized under the California General Corporation Law on the terms and conditions described in the Information Statement/Prospectus and the Merger Agreement:

         [ ]  FOR                   [ ]  AGAINST                 [ ]  ABSTAIN

     Please mark, sign and date this Ballot and then return it in the enclosed
envelope no later than             , 2001 to Calavo's Corporate Secretary at
2530 Red Hill Avenue, Santa Ana, California 92705. If you are signing this Ballot as a general partner, corporate or limited liability company officer, attorney-in-fact, executor, administrator, trustee or guardian, please indicate your title and send proper evidence of authority (e.g., certified resolutions, copy of trust agreement, etc.). If shares are held by joint tenants, both persons should sign this Ballot.

     This Ballot is subject to all of the terms and conditions described in the Information Statement/Prospectus and the Merger Agreement. As described therein, the Board of Directors has authority to elect not to proceed with the conversion even if it is approved by Calavo's shareholders. This Ballot is solicited by Calavo's Board of Directors and will be voted in the manner that you direct.

                                                      Dated: ----------, 2001

                                                      --------------------------
                                                             (Signature)

                                                      --------------------------
                                                             (Print Name)

                                                      --------------------------
                                                           (Print Title, if
                                                             Applicable)